Exhibit 10.23

Software Development Agreement

Party A: Caibaoyun Settlement Technology (Xi’an) Co., Ltd.

Party B: Xi'an RenLieRen Information Technology Service Co., Ltd.

Signing date: Ocotber 21, 2020

Party A: Caibaoyun Settlement Technology (Xi’an) Co., Ltd.

Address:

contacts: Wen, Ning

contact number:

Party B: Xi'an RenLieRen Information Technology Service Co., Ltd.

Address:

contacts: Yang, Bin

contact number:

As Party A has a large software development business and Party B has strong technical personnel, through negotiation, Party A and Party B reached the following terms on the model for strategic cooperation for software development in accordance with the “Summary Provisions of the Civil Law of the People's Republic of China”, the “General Principles of the Civil Law of the People's Republic of China” and the “Contract Law of the People's Republic of China”.

I. Cooperation Period

12 months from the date of signing this agreement

II. Software Development Service and Price

1. The name, function and price of the specific development of an individual project shall be based on the "development task list" signed by Party A and Party B. After Party B completes the development task, Party A or the customer designated by Party A signs the "development task delivery list" upon acceptance. After the system is delivered, Party B provides an invoice to Party A and Party A pays the programming fee to Party B within 15 working days from the date when Party A receives the invoice.

2. The maintenance of the system shall be managed by Party A. The income and cost generated by maintaining the system has nothing to do with Party B.

III. Product Service Agreement

1. Ownership

① Party B promises that the system is developed by Party B, guarantees the legitimacy of the software content, and is responsible for solving any copyright disputes resulting from the software development.

② The intellectual property rights belong to Party A.

2. Rights and obligations

① Party A owns all product descriptions, pictures, data, etc. in its system, and organizes and manages the contents in accordance with the laws and regulations of the people's Republic of China. Party B shall not be responsible for the information published by Party A on any deployed system or website.

② During Party A's use of the software, Party A independently owns the copyright and intellectual property rights of the software regardless of whether or not the code is changed no matter how large the change. Other rights not mentioned in this contract shall be reserved by Party A.

③ Party B shall not redevelop, lease, sell, mortgage or issue sub licenses to the software system entrusted by Party A, and shall not copy, disclose or authorize its use to any third party, including but not limited to Party A's affiliated companies or designated companies. The software system development authorization and the software system itself shall not be provided to any third party in any way, including but not limited to Party A's affiliated companies or designated companies. Party B shall bear the liability for compensation if it does so.

IV. Confidentiality clause

1. Party A and Party B shall keep each others party's technical secrets, trade secrets, contracts, technical materials, written materials, drawings, notes, reports, chat records of internet communications, e-mail, fax and other information in any form confidential and shall not disclose the relevant contents directly or indirectly to any third party in any form, Including but not limited to their respective affiliates.

2. The following circumstances are not considered in violation of the confidentiality agreement:

① Disclosure required by relevant laws and regulations or by government departments, stock exchanges, courts, public security organizations or other authorities;

② Disclosure to the legal, financial, commercial or other advisers of either parties;

③ The confidential information was obtained properly ;

④ Information obtained from a third party, with proper authority, without confidentiality obligations;

⑤ Publicly available information.

3. The confidentiality clause remains valid even if the contract is made invalid, cancelled, terminated early, or no longer operates.

4. The confidentiality period agreed in this contract shall be from the effective date of this contract until two years after the termination of this contract.

V. Rights and Obligations of Both Parties and Liabilities for Breach of the Agreement

1. Party A shall ensure that it is a legal business entity, and shall not use the products and services provided by Party B to engage in any illegal business. If during the performance of this Agreement, Party B finds that Party A's businesses using the purchased system are suspected of a violation of laws and regulations, Party B has the right to immediately suspend the Agreement until the violation of laws and regulations cease, or immediately terminate this Agreement and refund the remaining advance payment.

2. Party B confirms that it has fully read and understood all terms and contents of the Agreement. All terms in this Agreement are the result of consensus between Party A and Party B. If Party B's service is not timely or professional, Party A will not bear any legal liability. If Party B’s actions cause any loss to Party A, Party A has the right to immediately suspend the Agreement or immediately terminate this Agreement and require Party B to return the remaining advance payment.

3. Due to the nature of the software development business, both parties agree that there will be no refunds after signing the "system delivery list".

4. Due to the nature of software products, some errors and problems cannot be completely avoided in the process of design and development. Party B will solve these errors and problems through software upgrades, but Party B shall not be responsible for the problems caused by software errors unintentionally. Party B shall be liable for compensation if Party A's losses are caused by malicious code destruction and any back doors in the factory development authorization of the deployed system.

5. If the software provided by Party B to Party A is accused of an infringement by a third party, Party B shall be responsible for managing and will bear all expenses in that process.

6. If Party A fails to make payment at the agreed time, Party A shall pay damages for the delayed payment to Party B at 0.1% of the total amount of the Agreement. If it is overdue for more than 15 days and / or Party A fails to fully adhere to the Agreement without justified reasons, Party B has the right to unilaterally terminate the Agreement, and the losses caused thereby will be borne by Party A.

7. If Party B violates the agreement without justified reasons and fails to fully perform the Agreement, it shall pay liquidated damages for delayed performance to Party A at 0.1% of the total Agreement amount. If it is overdue for more than 15 days, Party A has the right to unilaterally terminate the Agreement , and the losses caused thereby will be borne by Party B.

VI. Contract Related Description

1. The interpretation, performance and dispute resolution of this Agreement shall be governed by Chinese laws and administrative regulations.

2. This Agreement shall be legally binding upon signing, and shall not be altered or terminated unless agreed by both parties in this Agreement.

3. This Agreement is a general contract, and the standards of the specific products and services will be specified in the annexes to the Agreement. All appendices and annexes are an integral part of this contract and have the same legal effect as this Agreement. Without the prior written consent of the other party, neither party shall publish or disclose any terms of this Agreement.

4. Unless otherwise agreed in the Agreement, if both parties want to change the Agreement, they shall negotiate and sign a supplementary agreement with the official seals of both parties.

5. This Agreement is made in duplicate, which shall come into force after being signed and sealed by both parties. Each party holds one copy, both of which have the same legal effect.

6. Disputes arising under this Agreement shall be settled by both parties through negotiation or they can apply for mediation. If the negotiation or mediation fails, the dispute shall be submitted to the Arbitration Commission where Party B is located for arbitration.

7. During the period before the dispute is settled, both parties shall continue to perform their duties under the provisions of the Agreement except for the items in dispute.

8. In this Agreement, written form means that any form has the same legal standing as the original Agreement, including a scanned copy, copy, data message (including telex, fax, electronic data exchange and e-mail) and both parties agree that a fax, scanned copy, copy and data message has the same legal effect.

9. Exemption from force majeure. Force Majeure specified in this contract includes:

① Earthquake, typhoon, flood and other natural disasters;

② War, strike, power failure, government action;

③ The telecommunication lines are damaged or the system is interrupted because of the failure, testing and capacity expansion of the equipment or lines that do not belong to Party B;

④ Hacker attacks and other factors not caused by Party B are force majeure.

When Party B is unable to fully perform its obligations under the Agreement due to the above force majeure reasons, Party A hereby confirms that Party B will not be held liable for breach of the Agreement for failing to provide Party A with relevant services under the Agreement in any way.

10. In case of any matters not covered in this Agreement, both parties shall negotiate in good faith .

[no text below]

Party A: Caibaoyun Settlement Technology (Xi’an) Co., Ltd. (sealed)

Legal Representative: Wen, Ning (signed)

Party B: Xi'an RenLieRen Information Technology Service Co., Ltd. (sealed)

Legal Representative: Yang, Bin (signed)

Signing date: October 21, 2020